EXHIBIT 11

                              DOCUCON, INCORPORATED

                        COMPUTATION OF EARNINGS PER SHARE

                                   (Unaudited)

                                                                            Three Months                   Six Months
                                                                           Ended June 30                  Ended June 30
                                                                    ---------------------------     ----------------------------
                                                                       1999             1998            1999             1998
                                                                    -----------     -----------     -----------      -----------
COMPUTATION OF BASIC LOSS PER SHARE:
   Net loss ......................................................  $  (698,908)    $  (455,214)    $(1,837,851)     $(1,069,705)
      Less- Preferred stock dividend requirements ................       (4,813)         (8,250)         (9,625)         (16,500)
                                                                    -----------     -----------     -----------      -----------
   Net loss applicable to common stockholders ....................  $  (703,721)    $  (463,464)    $(1,847,476)     $(1,086,205)
                                                                    ===========     ===========     ===========      ===========
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING ....    3,327,633       3,290,217       3,315,654        3,289,316
                                                                    ===========     ===========     ===========      ===========
BASIC LOSS PER COMMON SHARE ......................................  $      (.21)    $      (.14)    $      (.56)     $      (.33)
                                                                    ===========     ===========     ===========      ===========
COMPUTATION OF DILUTED LOSS PER SHARE:
   Net loss ......................................................  $  (698,908)    $  (455,214)    $(1,837,851)     $(1,069,705)
   Preferred stock dividend requirements .........................       (4,813)         (8,250)         (9,625)         (16,500)
   Preferred stock dividends not incurred upon assumed
      conversion of preferred stock ..............................        4,813           8,250           9,625           16,500
                                                                    -----------     -----------     -----------      -----------
   Net loss applicable to common stockholders used for computation  $  (698,908)    $  (455,214)    $(1,837,851)     $(1,069,705)
                                                                    ===========     ===========     ===========      ===========
   Weighted average number of shares of common stock outstanding .    3,327,633       3,290,217       3,315,654        3,289,316

   Weighted average incremental shares outstanding upon assumed
      conversion of options and warrants .........................          112           2,520             389           50,501

   Weighted average incremental shares outstanding upon assumed
      conversion of the preferred stock ..........................       58,331         100,008          58,331          100,008
                                                                    -----------     -----------     -----------      -----------
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK AND COMMON STOCK
   EQUIVALENTS OUTSTANDING USED FOR COMPUTATION ..................    3,386,076       3,392,745       3,374,374        3,439,825
                                                                    ===========     ===========     ===========      ===========
DILUTED LOSS PER COMMON SHARE AND COMMON SHARE EQUIVALENTS .......  $      (.21)(a) $      (.13)(a) $      (.54)(a)  $      (.31)(a)
                                                                    ===========     ===========     ===========      ===========

        (a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.